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As filed with the Securities and Exchange Commission on February 18, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

DJ ORTHOPEDICS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	33-0978270 (I.R.S. Employer Identification Number)
2985 Scott Street Vista, California 92081 (800) 336-5690 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
Agent for Service: Leslie H. Cross President and Chief Executive Officer dj Orthopedics, Inc. 2985 Scott Street Vista, California 92081 (800) 336-5690	Copies to: Scott N. Wolfe, Esq. Scott K. Milsten, Esq. Latham & Watkins LLP 12636 High Bluff Drive, Suite 300 San Diego, California 92130 (858) 523-5400

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-111465

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Secondary Offering:
Common Stock, par value $0.01 per share	465,000 shares(1)	$19.30(2)	$8,974,500	$1,138(2)

(1)
Up to 465,000 shares of our common stock may be sold from time to time pursuant to this registration statement by selling stockholders.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), based on the average of the high and low sale prices of our common stock reported on the New York Stock Exchange on February 17, 2004.

EXPLANATORY NOTE

        This registration statement is being filed with respect to the registration of an additional 465,000 shares of common stock pursuant to Rule 462(b) under the Securities Act of 1933, as amended, which may be sold from time to time by selling stockholders. In accordance with Rule 462(b), this registration statement incorporates by reference the contents of our registration statement on Form S-3 (File No. 333-111465), as amended.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, dj Orthopedics, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vista, State of California, on February 18, 2004.

dj Orthopedics, Inc.
By:	/s/ LESLIE H. CROSS Leslie H. Cross President, Chief Executive Officer and Director

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ LESLIE H. CROSS Leslie H. Cross	President, Chief Executive Officer and Director (Principal Executive Officer)	February 18, 2004
/s/ VICKIE L. CAPPS Vickie L. Capps	Senior Vice President — Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	February 18, 2004
/s/ JACK R. BLAIR Jack R. Blair	Chairman of the Board of Directors	February 18, 2004
/s/ CHARLES T. ORSATTI Charles T. Orsatti	Director	February 18, 2004
/s/ MITCHELL J. BLUTT, M.D. Mitchell J. Blutt, M.D.	Director	February 18, 2004
/s/ KIRBY L. CRAMER Kirby L. Cramer	Director	February 18, 2004
/s/ LESLEY H. HOWE Lesley H. Howe	Director	February 18, 2004
/s/ LEWIS PARKER Lewis Parker	Director	February 18, 2004
/s/ BENJAMIN EDMANDS Benjamin Edmands	Director	February 18, 2004

EXHIBIT INDEX

Exhibit Number	Description
5.1*	Opinion of Latham & Watkins LLP
23.1*	Consent of Latham & Watkins LLP (reference is made to Exhibit 5.1)
23.2*	Consent of Ernst & Young LLP, Independent Auditors
23.3*	Consent of Deloitte & Touche LLP, Independent Auditors

*
Filed herewith.

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EXPLANATORY NOTE
SIGNATURES
EXHIBIT INDEX